UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2022

Legacy EJY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJYQ	*
Warrants to purchase common stock	ENJYWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 11, 2022 under the symbols “ENJYQ” and “ENJWQ”, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

The information regarding the termination of the Johnson Employment Letter and the Mariner Employment Letter (each defined below) set forth in Item 5.02 below is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on June 30, 2022, Legacy EJY, Inc. (f/k/a/ “Enjoy Technology, Inc.”) (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (and the cases commenced thereby, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware on June 30, 2022. The Chapter 11 Cases are being jointly administered under the caption “In re Legacy EJY Inc., et al., Case No. 22-10580.” Documents filed on the docket and other information related to the Chapter 11 Cases are available free of charge online at https://cases.stretto.com/EnjoyTechnology/. Documents and other information available on such website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference in this Form 8-K.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 1, 2022, on August 31, 2022, the Debtors completed a sale of substantially all of their assets conducted under Section 363 of the Bankruptcy Code (the “Sale”) pursuant to that certain Asset Purchase Agreement, dated as of July 25, 2022, as amended, with Asurion, LLC (“Asurion”) (the “Asset Purchase Agreement”). As part of the Chapter 11 Cases, the Debtors have wound down operations and expect to file in the fourth quarter of 2022 their Chapter 11 plan of liquidation.

On September 30, 2022, in connection with the wind down of the Company’s operations and the resulting reduction of the Company’s workforce, the Company terminated the employment of its Chief Executive Officer, Ron Johnson, and its Chief Administrative Officer, Jonathan Mariner. In connection with Mr. Johnson’s termination, his employment agreement with the Company, dated October 20, 2021 (the “Johnson Employment Letter”) was terminated. In connection with Mr. Mariner’s termination, his employment agreement with the Company, dated October 20, 2021 (the “Mariner Employment Letter”) was terminated. As a result of their termination, neither Mr. Johnson nor Mr. Mariner serve as an officer or manager of the Company or any subsidiary or other affiliate of the Company. However, both Mr. Johnson and Mr. Mariner continue to serve as directors on the Company’s Board of Directors.

The Company’s Chief Legal Officer and Corporate Secretary, Tiffany N. Meriweather, began acting as the Company’s interim principal executive officer as of September 30, 2022. Ms. Meriweather, 39, has served as the Company’s Chief Legal Officer and Corporate Secretary since April 2021. Prior to joining the Company, Ms. Meriweather served in the roles of Senior Vice President, Legal and Assistant Secretary and Vice President, Legal and Assistant Secretary of Clear Channel Outdoor Holdings, Inc. from September 2019 to April 2021. She previously served as Vice President, Corporate and Securities Counsel at CBS Corporation from October 2018 to September 2019, and as Assistant General Counsel, Affiliate Relations from January 2017 to October 2018. From October 2008 to January 2017, Ms. Meriweather served as a senior corporate attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Meriweather holds a B.A. from Emory University and a J.D. from Columbia Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EJY, INC.
Dated: October 6, 2022

	By:	/s/ Tiffany N. Meriweather
Tiffany N. Meriweather
Chief Legal Officer and Corporate Secretary